Exhibit 10.3


                                                                       RN Option
                                                                       1996
                                                                       Reg.

                           RJR NABISCO HOLDINGS CORP.

                          1990 LONG TERM INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

                           ___________________________

                          DATE OF GRANT:  March 5, 1996

                              W I T N E S S E T H :


     1.  Grant of Option.  Pursuant to the provisions of the 1990 Long Term
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Incentive Plan (the "Plan"), RJR Nabisco Holdings Corp. (the "Company") on the
above date has granted to

                    FIRST_NAME   LAST_NAME  (THE "OPTIONEE"),

subject to the terms and conditions which follow and the terms and conditions of the Plan, the right and option to exercise from the Company a total of

                              STOCK_OPTIONS  SHARES

of Common Stock of the Company, at the exercise price of $34.875 per share (the "Option"). A copy of the Plan is attached and made a part of this agreement with the same effect as if set forth in the agreement itself. All capitalized terms used herein shall have the meaning set forth in the Plan, unless the context requires a different meaning.

     2.  Exercise of Option.
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     (a)  Shares may be purchased by giving the Corporate Secretary of the
Company written notice of exercise, on a form prescribed by the Company, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by

     (i) tender to the Company of cash for the full purchase price of the shares with respect to which such Option or portion thereof is exercised; or
                     --

     (ii) the unsecured, demand borrowing by the Optionee from the Company on an open account maintained solely for this purpose in the amount of the full exercise price together with the instruction from the Optionee to sell the shares exercised on the open market through a duly registered broker-dealer with which the Company makes an arrangement for the sale of such shares under the Plan. This method is known as the "broker-dealer



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          exercise method" and is subject to the terms and conditions set forth herein, in the Plan and in guidelines established by the Committee. The Option shall be deemed to be exercised simultaneously with the sale of the shares by the broker-dealer. If the shares purchased upon the exercise of an Option or a portion thereof cannot be sold for a price equal to or greater than the full exercise price plus direct costs of the sales, then there is no exercise of the Option. Election of this method authorizes the Company to deliver shares to the broker-dealer and authorizes the broker-dealer to sell said shares on the open market. The broker-dealer will remit proceeds of the sale to the Company which will remit net proceeds to the Optionee after repayment of the borrowing, deduction of costs, if any, and withholding of taxes. The Optionee's borrowing from the Company on an open account shall be a personal obligation of the Optionee which shall bear interest at the published Applicable Federal Rate (AFR) for short-term loans and shall be payable upon demand by the Company. Such borrowing may be authorized by telephone or other telecommunications acceptable to the Company. Upon such borrowing and the exercise of the Option or portion thereof, title to the shares shall pass to the Optionee whose election hereunder shall constitute instruction to the Company to register the shares in the name of the broker-dealer or its nominee. The Company reserves the right to discontinue this broker-dealer exercise method at any time for any reason whatsoever. The Optionee agrees that if this broker-dealer exercise method under this paragraph is used, the Optionee promises unconditionally to pay the Company the full balance in his open account at any time upon demand. Optionee also agrees to pay interest on the account balance at the AFR for short-term loans from and after demand.

     (b) This Option shall be exercisable in three installments. The first installment shall be exercisable on the first anniversary following the Date of Grant for 33% of the number of shares of Common Stock subject to this Option. Thereafter, on each subsequent anniversary date an installment shall become exercisable for 33% and 34%, respectively, of the number of shares subject to this Option until the Option has become fully exercisable. To the extent that any of the above installments is not exercised when it becomes exercisable, it shall not expire, but shall continue to be exercisable at any time thereafter until this Option shall terminate, expire or be surrendered. An exercise shall be for whole shares only.

     (c) This Option shall not be exercised prior to six months after the Date of Grant.

     3.  Termination of Employment
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     (a)  The Option shall not become exercisable as to any additional shares following the Termination of Employment of the Optionee for any reason including a Termination of Employment because of Permanent Disability or Retirement of the Optionee. Notwithstanding the foregoing, in the event of Termination of Employment because of death, the Option shall immediately become exercisable as to all shares.



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     (b)  "Termination of Employment" as used herein means termination from active employment; it does not mean termination of payment of severance or benefits at the end of salary continuation or other form of severance or pay in lieu of salary.

     4.  Expiration of Option.  The Option shall expire or terminate and may not
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be exercised to any extent by the Optionee after the first to occur of the following events:

     (a) The tenth anniversary of the Date of Grant, or such earlier time as the Company may determine is necessary or appropriate in light of applicable foreign tax laws; or

     (b) Immediately upon the Optionee's Termination of Employment for Cause (as defined in Section 11 herein).

     5.  Transferability.  Other than as specifically provided with regard to
         ---------------
the death of the Optionee, this Option agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Optionee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Optionee.

     6.  No Right to Employment.  Neither the execution and delivery of this
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agreement nor the granting of the Option evidenced by this agreement shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Optionee for any specific period or shall prevent the Company or its subsidiaries from terminating the Optionee's employment at any time with or without "Cause" (as defined in Section 11 herein).

     7.  Adjustments in Option.  In the event that the outstanding shares of the
         ---------------------
Common Stock subject to the Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Option, or portions thereof then unexercised, shall be exercisable. Any adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

     8.  Application of Laws.  The granting and the exercise of this Option and
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the obligations of the Company to sell and deliver shares hereunder and to remit cash under the broker-dealer exercise method shall be subject to all applicable laws, rules, and regulations and to such approvals of any governmental agencies as may be required.

     9.  Taxes.  Any taxes required by federal, state, or local laws to be
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withheld by the Company (i) on exercise by the Optionee of the Option for Common
Stock, or (ii) at the time an election, if any, is made by the Optionee pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, shall be paid to the Company before delivery of the Common Stock is made to the Optionee.
When the Option is exercised under the broker-



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dealer exercise method, the full amount of any taxes required to be withheld by the Company on exercise of stock options shall be deducted by the Company from the proceeds.

     10.  Notices.  Any notices required to be given hereunder to the Company
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shall be addressed to The Secretary, RJR Nabisco Holdings Corp., 1301 Avenue of
the Americas, New York, NY 10019-6013, and any notice required to be given hereunder to the Optionee shall be sent to the Optionee's address as shown on the records of the Company.

     11.  Termination For "Cause."  For purposes of this Agreement, if the
          ------------------------
Optionee has an employment or severance agreement with the Company, the Optionee's employment shall be deemed to have been terminated for "Cause" only as such term is defined in the Optionee's employment or severance agreement.

     For purposes of this Agreement, if the Optionee does not have an employment or severance agreement which defines the term "Cause", the Optionee's employment shall be deemed to have been terminated for "Cause" if the termination results from the Optionee's: (a) criminal conduct, (b) deliberate continual refusal to perform employment duties on substantially a full time basis, (c) deliberate and continual refusal to act in accordance with any specific lawful instructions of an authorized officer or employee more senior than the Optionee, or (d) deliberate misconduct which could be materially damaging to the Company or any of its business operations without a reasonable good faith belief by the Optionee that such conduct was in the best interests of the Company. A termination of the Optionee's employment shall not be deemed for Cause hereunder unless the senior personnel executive of the Company shall confirm that any such termination is for Cause as defined hereunder.

     Any voluntary termination by the Optionee in anticipation of an involuntary termination of the Optionee's employment for Cause shall be deemed to be a termination of Optionee's employment for Cause.

     12.  Administration and Interpretation.  In consideration of the grant, the
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Optionee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.



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     13.  Obligations of Optionee
          -----------------------
          (a) In consideration of the grant, the Optionee, while both actively employed and in the event of Optionee's Termination of Employment for any reason, specifically agrees that within the term of this grant or within three years following the payment of any amounts pursuant to the grant, if later: (i) the Optionee will personally provide reasonable assistance and cooperation to the Company in activities related to the prosecution or defense of any pending or future lawsuits or claims involving the Company; (ii) the Optionee will promptly notify the Company upon receipt of any requests from anyone other than an employee or agent of the Company for information regarding the Company, or if the Optionee becomes aware of any potential claim or proposed litigation against the Company; (iii) the Optionee will refrain from providing any information related to any claim or potential litigation against the Company to any non-Company representatives without either the Company's written permission or being required to provide information pursuant to legal process; (iv) the Optionee will not disclose or misuse any confidential information or material concerning the Company; and (v) the Optionee will not engage in any activity contrary or harmful to the interests of the Company. In further consideration of the grant, the Optionee specifically agrees that if required by law to provide sworn testimony regarding any Company-related matter: the Optionee will consult with and have Company designated legal counsel present for such testimony (the Company will be responsible for the costs of such designated counsel); the Optionee will confine his testimony to items about which he has knowledge rather than speculation, unless otherwise directed by legal process; and the Optionee will cooperate with the Company's attorneys to assist their efforts, especially on matters the Optionee has been privy to, holding all privileged attorney-client matters in strictest confidence.


          (b) If the Company reasonably determines that the Optionee has materially violated any of his obligations under this agreement, then this Option shall terminate, effective the date on which such violation began (unless otherwise terminated sooner) and the Company may demand the return of any gain realized by the Optionee from the exercise of all or a portion of this Option and the Optionee hereby agrees to return such amounts upon such demand. If after such demand the Optionee fails to return said amounts, the Optionee acknowledges that the Company has the right to deduct from any amounts the Company owes to the Optionee (including, but not limited to, wages or other compensation), or to commence judicial proceedings against the Optionee, to recover said amounts and any and all of its attorney's fees and costs.

     14.  Other Provisions.
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          a)   Titles are provided herein for convenience only and are not to serve as a basis for interpretation of the Agreement.

          b) This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

          c)   THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE
INTERPRETATION, VALIDITY AND PERFORMANCE OF THE



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TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER
PRINCIPLES OF CONFLICTS OF LAWS.


     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have executed this Agreement as of the date of Grant first above written.

                                             RJR NABISCO HOLDINGS CORP.


                                             By:
                                                ----------------------------
                                                    Authorized Signatory



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        Optionee



Optionee's Taxpayer Identification Number:



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Optionee's Home Address:


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